Exhibit 99.1

Agassi Sports Entertainment Announces Strategic Media Alignment with Sinclair Television Group and Tennis Channel to Expand Racket Sports Reach

Agreement to build brand visibility across television, digital, and social media platforms

LAS VEGAS, NV / ACCESS Newswire / November 12, 2026 / Agassi Sports Entertainment Corp. (OTCID:AASP) (“ASE” or the “Company”), a sports, media, and technology company focused on the global racket sports ecosystem and built around the iconic brands of Andre Agassi and Stefanie Graf, today announced that it has entered into media agreements with Sinclair Television Group, Inc. (NASDAQ:SBGI) (“Sinclair”) and The Tennis Channel, LLC (“Tennis Channel”).

Under the agreements, Sinclair will receive equity consideration in ASE, with ASE receiving advertising inventory across Sinclair and Tennis Channel linear television, digital, and social media platforms. The agreements support ASE’s efforts to build brand awareness and introduce fans to its growing slate of planned initiatives, including the Agassi App, Let’s Play Pickleball and Padel, the World Series of Pickleball, and merchandise.

“Reaching fans is central to everything we are building at ASE, and these agreements give us a powerful way to do it,” said Ron Boreta, Chief Executive Officer of ASE. “Sinclair and Tennis Channel are trusted names in sports media, and we are pleased to work with them as we bring our products, platforms, and events to a wider audience.”

“Racket sports are experiencing tremendous momentum, and we’re excited to partner with Agassi Sports Entertainment as they look to take that growth to the next level,” said Rob Weisbord, COO and President of Local Media at Sinclair. “With the power and reach of Sinclair and Tennis Channel, we have an incredible opportunity to introduce more fans to ASE’s planned innovative platforms, events and experiences, while participating in the company’s expected long-term growth through our equity investment.”

More information regarding the agreements can be found in the Current Report on Form 8-K filed today by ASE with the Securities and Exchange Commission.

About Agassi Sports Entertainment Corp. (AASP) Agassi Sports Entertainment is a sports, media, and technology company focused on building the next generation of racket sports experiences, spanning events, media, technology, and facilities. ASE partners with world-class brands and operators to grow global participation in pickleball, padel, and related sports.

About Sinclair

Sinclair, Inc. (Nasdaq: SBGI) is a diversified media company and a leading provider of local news and sports. The Company owns, operates and/or provides services to 181 television stations in 79 markets affiliated with all major broadcast networks; owns Tennis Channel, the premium destination for tennis enthusiasts; and multicast networks CHARGE, Comet, ROAR, and The Nest. Sinclair’s content portfolio includes AMP Media, which produces a growing slate of original programming across multiple platforms. For more information, please visit www.sbgi.net.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about Agassi Sports Entertainment’s future expectations, plans, and prospects. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the timing, cost, funding availability, anticipated benefits of, and successful implementation of, the Company’s planned Grateful Dead products, its Let’s Play initiative, including plans to seek to consolidate opportunities forming a global network of racket sports facilities and members through acquisition, collaboration, and partnerships with best of class operators, as well as the costs, availability of funding for, timeline for, and ultimate results of, such plans; (b) the Company’s ability to raise sufficient capital to fund operations, satisfy obligations to third-party service providers, support growth initiatives and continue as a going concern, the terms on which such financing may be available, and potential dilution resulting therefrom; (c) intense competition in the court sports, digital platform and live event industries and the Company’s ability to compete effectively and achieve market acceptance for its products and services; (d) the Company’s limited operating history, lack of significant revenues, history of losses, unproven business model and lack of experience in the court sports industry, and the risk that it may not achieve profitability or successfully execute its business plan; (e) the Company’s dependence on its management team and key personnel, the absence of employment agreements with certain personnel, and its ability to manage future growth and operational complexity; (f) the Company’s reliance on the continued involvement, reputation and brand recognition of Andre Agassi, Darren Cahill, Stefanie Graf, and related strategic relationships; (g) the Company’s planned concentration in the pickleball and padel industries and its ability to capitalize on anticipated industry growth trends; (h) adverse economic conditions, including inflation, reduced consumer and corporate discretionary spending and capital markets conditions, which could negatively affect demand, operating results, financial condition, cash flows and the Company’s ability to raise capital; (i) risks related to the Company’s planned use of artificial intelligence, cybersecurity incidents, disruptions to information systems, evolving privacy and data protection laws, and unauthorized access to customer data; (j) the Company’s ability to secure suitable venues, sponsorships, participants, permits and approvals and to successfully execute and scale planned events and operations; (k) claims, liabilities, injuries, accidents or other risks arising from the construction or operation of potential facilities, live events, or the use of future premises, equipment or services, and the adequacy of insurance coverage; and (l) the Company’s ability to satisfy Nasdaq’s quantitative listing standards, Nasdaq’s discretionary approval of the pending listing of the Company’s common stock on Nasdaq, based on qualitative factors, and the timing associated therewith. Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Contact:

Agassi Sports Entertainment Corp.

Ron Boreta, Chief Executive Officer

702-400-4005

ir@agassisports.com

agassisports.com

Sinclair

Jessica Bellucci, jbellucci-c@sbgtv.com